UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

NATIONAL TECHNICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200 Calabasas, California	91302
(Address of Principal Executive Offices)	Zip Code

(818) 591-0776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On August 15, 2013, National Technical Systems, Inc., a California corporation (the “Company”) entered into an Agreement and Plan of Merger with Nest Parent, Inc., a Delaware corporation (“Parent”), and Nest Merger Sub, Inc. a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Aurora Capital Group, a Los Angeles-based private equity firm (“Aurora”).

Pursuant to the Merger Agreement, at the effective time of the Merger, and as a result of the Merger:

•	each outstanding share of Company common stock (other than shares held by any person who properly asserts dissenters’ rights under California law) will be converted into the right to receive an amount in cash equal to $23.00 per share (the "Merger Consideration");

•	each option to acquire Company common stock (whether vested or unvested) that is outstanding at the effective time of the Merger will become vested in full and will be cancelled in exchange for the right to receive the Merger Consideration minus the exercise price per share of the option;

•	each restricted share of Company common stock (whether vested or unvested) that is outstanding at the effective time of the Merger will vest in full and will be cancelled and convert into solely the right to receive the Merger Consideration per share; and

•	each warrant to purchase Company common stock that is outstanding at the effective time of the Merger will be cancelled in exchange for the right to receive the Merger Consideration minus the exercise price per share of the warrant.

The board of directors of the Company, in accordance with and upon the unanimous recommendation of a special committee of independent directors, has approved, and declared to be in the best interest of the Company and its shareholders, the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants to conduct its businesses in the ordinary course between the execution and delivery of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period (including the payment of dividends). In addition, the Company made certain other customary covenants, including, among others, covenants, subject to certain exceptions, (A) to cause a shareholders meeting to be held to consider adopting the Merger Agreement, (B) for its board of directors to recommend adoption by the Company's shareholders of the Merger Agreement and the transactions contemplated by the Merger Agreement and to include such recommendation in any solicitation of votes from the Company's shareholders, (C) not to solicit proposals relating to alternative transactions and (D) not to enter into discussions concerning or provide confidential information in connection with alternative transactions. The restrictions in the preceding clauses (B) and (D) are subject to a "fiduciary out" provision that allows the Company under certain limited circumstances to provide information to, participate in negotiations and discussions with, and enter into an alternative transaction with a third party and/or to make a recommendation change adverse to the Merger.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close before the end of 2013. Consummation of the Merger is not subject to a financing condition, but is subject to customary closing conditions, including (i) approval of the principal terms of the Merger by the Company's shareholders, (ii) receipt of applicable antitrust approval or the expiration of applicable waiting periods, (iii) absence of any order or injunction prohibiting the consummation of the Merger and (iv) subject to certain exceptions, the accuracy of the Company's representations and warranties contained in the Merger Agreement and compliance by the Company with its covenants contained in the Merger Agreement. Parent has obtained debt and equity financing commitments to fund the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with cash and cash equivalents available to Parent, will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses.

The Merger Agreement contains certain termination rights for both the Company and Parent. It provides that upon the Company’s termination of the Merger Agreement under specified circumstances (generally in the event the board of directors of the Company changes its recommendation that its shareholders approve the principal terms of the Merger Agreement and the Merger, or elects to pursue a superior acquisition proposal from a third party), the Company will be required to pay Parent a termination fee of $11.0 million. Conversely, upon Parent’s failure to close the transaction under specified circumstances, Parent will be required to pay the Company a “reverse” termination fee of $19.0 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and shareholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by certain disclosure schedules that the Company has delivered to Parent. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Limited Guaranty

On August 15, 2013, Aurora Equity Partners IV L.P. and Aurora Overseas Equity Partners IV L.P. (each, a “Guarantor” and, collectively, the “Guarantors”) entered into a Limited Guaranty (the “Guaranty”) with the Company pursuant to which, among other things, each such Guarantor has unconditionally agreed to guarantee, on a several and not joint basis, subject to the terms and conditions set forth in the Guaranty, the obligations of Parent to make any payments required to be made by Parent under the Merger Agreement (other than payment of the Merger Consideration), up to a maximum amount equal to the Guarantors’ respective pro rata portions of the $19.0 million “reverse” termination fee described above. The Guarantors are affiliates of Aurora.

A copy of the Guaranty is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Guaranty is qualified in its entirety by reference to the full text of the Guaranty.

Voting Agreement

Concurrent with and as a condition to Parent entering into the Merger Agreement, each of the Company’s directors and executive officers other than Mr. Justin C. Jacobs (the “Covered Directors and Officers”) entered into a voting agreement with Parent (the “Voting Agreement”), with respect to all shares of Company common stock beneficially owned by the Covered Directors and Officers, as set forth in the Voting Agreement, and any additional shares of common stock and any other voting securities of the Company which the Covered Directors and Officers acquire record and/or beneficial ownership of after the date of the Voting Agreement (collectively, the “Voting Agreement Shares”).

The Covered Directors and Officers collectively own approximately 18% of the outstanding shares of Company common stock and have agreed to take the following actions, among others, during the term of the Voting Agreement: (1) vote all Voting Agreement Shares in favor of the Merger and in favor of any transactions related to the Merger; (2) vote the Voting Agreement Shares against any alternative transaction and (3) vote against any other actions that would reasonably be expected to adversely affect or delay Merger. Under the Voting Agreement, each Covered Director and Officer has granted to Parent (and its executive officers and designees) an irrevocable proxy to vote the Voting Agreement Shares as provided above. The Voting Agreement, including the irrevocable proxies granted thereunder, will terminate upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the consummation of the transactions contemplated by the Merger Agreement, and (iii) written notice of termination of the Voting Agreement by Parent to any of the Covered Directors and Officers (but, in such event, only with respect to such director or officer).

A copy of the form of Voting Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

Item 3.03. Material Modification to Rights of Security Holders.

See Item 1.01. Under the Merger Agreement, the Company’s ability to pay dividends prior to the closing of the Merger is restricted.

Item 8.01. Other Events.

The Company issued a press release in connection with the entry into the Merger Agreement. A copy of that press release is filed as Exhibit 99.3 to this report.

Important Additional Information:

The Company will file a proxy statement and other relevant documents concerning the proposed Merger and related matters with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement and other materials filed with the SEC will contain important information regarding the Merger, including, among other things, the recommendation of the Company's board of directors with respect to the Merger. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to National Technical Systems, Inc., 24007 Ventura Blvd., Calabasas, CA 91302, Attention: Corporate Secretary.

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding the Company’s directors and executive officers is available in the Company’s annual report on Form 10-K for the year ended January 31, 2013, which was filed with the SEC on April 30, 2013. If and to the extent that any of the Company participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive proxy statement relating to the proposed Merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of the Company’s directors and executive officers in the proposed Merger by reading the definitive proxy statement when it becomes available.

Forward-Looking Statements:

This Current Report on Form 8-K and Exhibit 99.3 hereto contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the benefits of the Merger and the expected timing for closing the Merger. These statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to: (1) the incurrence of unexpected costs, liabilities or delays relating to the Merger; (2) the failure to satisfy the conditions to the Merger; and (3) the failure to obtain shareholder approval for the Merger. Factors that may affect the future results of the Company are set forth in its filings with the SEC, including its recent filing on Form 10-K for the fiscal year ended January 31, 2013. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated August 15, 2013 among Nest Parent, Inc., Nest Merger Sub, Inc. and the Company.*

Exhibit 99.1	Limited Guaranty dated August 15, 2013 by Aurora Equity Partners IV L.P. and Aurora Overseas Equity Partners IV L.P. in favor of the Company.

Exhibit 99.2	Form of Voting Agreement dated August 15, 2013 among Nest Parent, Inc. and certain shareholders of the Company.

Exhibit 99.3	Press release of the Company dated August 15, 2013.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2013	National Technical Systems, Inc.

	By:	/s/ William C. McGinnis
Name: William C. McGinnis
Title: Chief Executive Officer